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                                                             Exhibit 99(j)(2)

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 38 to the registration statement of Atlas Funds on Form N-1A ("Registration Statement") of our report dated February 7, 2003, relating to the financial statements and financial highlights which appears in the December 31, 2002 Annual Report to Interestholders of the S&P 500 Index Master Portfolio, a portfolio of Master Investment Portfolio, which is also incorporated by reference into the Registration Statement.


/s/ PricewaterhouseCoopers LLP


November 6, 2003